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                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                               ______________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                               ______________

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     MERRILL LYNCH & CO., INC.                            MERRILL LYNCH PREFERRED FUND-
                                                                    ING II, L.P.
    (Exact name of registrant as                  (Exact name of registrant as specified in its
      specified in its charter)                           certificate of limited partnership)
             DELAWARE                                             DELAWARE
   (State or other jurisdiction of                    (State or other jurisdiction of
    incorporation or organization)                     incorporation or organization)
             13-2740599                                          13-3926165
(I.R.S. employer identification number)           (I.R.S. employer identification number)

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                         MERRILL LYNCH PREFERRED
                              CAPITAL TRUST II
                (Exact name of registrant as specified in
                        its certificate of trust)
                                 DELAWARE
               (State or other jurisdiction of incorpora-
                           tion or organization)
                                13-7108354
                            (I.R.S. employer
                          identification number)
                                ______________

                            World Financial Center
                                 North Tower
                           New York, New York  10281
         (Address of principal executive offices, including zip code)

                                ______________
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If this Form relates to the  registration of      If this Form relates to the registration of
a class of debt securities and is effective upon  a class of debt securities and is to be-
filing pursuant to General Instruction            come effective simultaneously with the
A(c)(1) please check the following box./ /        effectiveness of a concurrent registration
                                                  statement under the Securities Act of
                                                  1933 pursuant to General Instruction
                                                  A(c)(2) please check the following
                                                  box./ /
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Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                      Name of Each Exchange on Which
    to be so Registered                      Each Class is to be Registered
    -------------------                      ------------------------------
Trust Originated Preferred Securities of New York Stock Exchange, Inc. Merrill Lynch Preferred Capital Trust II
(and the Guarantee with respect thereto)

Partnership Preferred Securities of           New York Stock Exchange, Inc.
Merrill Lynch Preferred Funding II, L.P.
(and the Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:
None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereby consist of (i) the 8% Trust Originated Preferred Securities-SM- (the "TOPrS-SM-" or "Trust Preferred Securities"), representing undivided beneficial ownership interests in the assets of Merrill Lynch Preferred Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Trust Preferred Securities, and (ii) the 8% Partnership Preferred Securities
(the "Partnership Preferred Securities"), representing limited partner interests of Merrill Lynch Preferred Funding II, L.P., a Delaware limited partnership (the "Partnership"), together with the Partnership Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Partnership Preferred Securities.

          For a description of the Trust Preferred Securities, reference is made to the information set forth under the headings "Description of the Trust Preferred Securities" and "Description of the Trust Guarantee" in the Registration Statement on Form S-3 (Registration No. 333-20137) filed with the Securities and Exchange Commission (the "Commission") on January 21,
1997 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on January 31, 1997 and Amendment No. 2 thereto filed with the Commission on February 3, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), which description is incorporated herein by reference. For a description of the Partnership Preferred Securities, reference is made to the information set forth under the headings "Description of the Partnership Preferred Securities" and "Description of the Partnership Guarantee" in the Registration Statement, which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities and Partnership Preferred Securities will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.


ITEM 2.   EXHIBITS.

2.1 Certificate of Trust dated January 16, 1997 of Merrill Lynch Preferred Capital Trust II (incorporated herein by reference to
          Exhibit 4.1 to the Registration Statement).

2.2 Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust II (incorporated by reference to Exhibit 4.2 to the Registration Statement).


                                       2

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2.3       Certificate of Limited Partnership dated as of January 16, 1997 of
          Merrill Lynch Preferred Funding II, L.P. (incorporated by reference to Exhibit 4.3 to the Registration Statement).

2.4 Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred Funding II, L.P. (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.5 Form of Trust Preferred Securities Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.6 Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.7 Form of Subordinated Debenture Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.7 to the Registration Statement).

2.8 Form of Affiliate Debenture Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement).

2.9       Form of Trust Preferred Security (included in Exhibit 2.2 above).

2.10 Form of Partnership Preferred Security (included in Exhibit 2.4 above).

2.11      Form of Subordinated Debenture (incorporated by reference to
          Exhibit 4.11 to the Registration Statement).






                                       3


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                                     SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              MERRILL LYNCH PREFERRED CAPITAL
                              TRUST II
Dated:  February 4, 1997


                              By:  /s/ THERESA LANG
                                   ------------------------------------------
                                   Name:   Theresa Lang
                                   Title:  Regular Trustee


                              MERRILL LYNCH PREFERRED FUNDING II,
                              L.P.

                              By:  MERRILL LYNCH & CO., INC.,
                                   as General Partner



                              By:  /s/ THERESA LANG
                                   ------------------------------------------
                                   Name:   Theresa Lang
                                   Title: Senior Vice President and Treasurer


                              MERRILL LYNCH & CO., INC.



                              By:  /s/ THERESA LANG
                                   ------------------------------------------
                                   Name:   Theresa Lang
                                   Title: Senior Vice President and Treasurer